UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 27, 2013

COMMONWEALTH REIT

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-9317	04-6558834
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

(617) 332-3990

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

CommonWealth REIT, or the Company, previously reported that on February 26, 2013, the Company’s Board of Trustees received two open letters, or the Corvex/Related Letters, from Corvex Management, LP, or Corvex, and Related Fund Management, LLC, or Related, raising various matters, and that Corvex and Related jointly filed a Schedule 13D with the Securities and Exchange Commission.  Among other things, the Corvex/Related Letters demanded that the Company terminate its public offering of common shares, or the Equity Offering, and its tender offer to purchase certain senior unsecured notes which were previously disclosed in the Company’s Current Report on Form 8-K dated February 25, 2013.

On February 27, 2013, Corvex and Related amended the Schedule 13D and, among other things, stated that they had on that date issued a press release that included an open letter, or the February 27 Letter, to the Company’s Board of Trustees providing additional details regarding what it described as its proposal to acquire all of the outstanding shares of the Company. Through an open letter, dated February 26, 2013,  Luxor Capital Group, LP, a shareholder of the Company, indicated its support for the Schedule 13D filed by Corvex and Related on February 26, 2013.  Additionally, on February 27, 2013, Corvex and Related filed a Complaint for injunctive and declaratory relief and rescission in a Maryland state court, against the Company, its trustees and Reit Management & Research LLC, the Company’s manager.  The Complaint requests that the court, among other things, enjoin the Company and its Board of Trustees from taking actions to implement the proposed Equity Offering and rescind the Equity Offering should it be completed.

For reference, copies of the February 27 Letter and the form of the Complaint which Corvex and Related filed as exhibits to the amendment to the Schedule 13D are attached hereto as Exhibits 99.1 and 99.2.  The Schedule 13D filed by Corvex and Related, as amended, and its exhibits, including the February 27 Letter and the form of the Complaint referred to in this Current Report, were not prepared by the Company, and the Company does not endorse or confirm, and is not responsible for, any of their content.  The Schedule 13D, as amended, and its exhibits are the responsibility of Corvex and Related.

In addition, the Company is providing the following additional risk factors for the purpose of updating the risk factor disclosure contained in the Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2012.

Our stock price has exhibited significant volatility since we commenced the Equity Offering and received the Corvex/Related Letters.

On February 22, 2013, the last trading day prior to the announcement of the Equity Offering, our common shares closed at $18.03 per share on the New York Stock Exchange, or the NYSE. On February 25, 2013, following the announcement of the Equity Offering, our common shares closed at $15.85 per share on the NYSE, a 12.1% decline from the February 22, 2013 closing price. On February 26, 2013, following the Corvex/Related Letters, our common shares closed at $24.40 per share on the NYSE, a 53.9% increase from the February 25, 2013 closing price. No assurance can be given that our share price will not decline significantly, to or below prior trading levels, if we complete the Equity Offering as currently contemplated, or as a result of our response to the Corvex/Related Letters, any views expressed by the Maryland court regarding the aforementioned Complaint, and/or any changes by Corvex and Related of their current course of action, including, but not limited to, the reduction of any offering price for our outstanding common shares or the abandonment thereof as a result of the completion of the Equity Offering or otherwise.

A decrease in our ratings could increase the cost of our access to debt capital and have other material adverse effects .

On February 27, 2013, Standard & Poor’s placed our corporate credit rating on negative watch.  This action and any subsequent downgrade could adversely affect our cost of, and access to, debt capital.  An increase in interest expense could adversely affect our cash available for distribution to common shareholders, and an inability to access debt capital on attractive terms could limit our ability to grow our company and have other material adverse effects on us, our operations and our business.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS.  THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR THESE REASONS, AMONG OTHERS, YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

99.1	Letter from Corvex and Related dated February 27, 2013
99.2	Form of Complaint naming Corvex and Related as plaintiffs

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMONWEALTH REIT

February 27, 2013	By:	/s/ John C. Popeo
	Name:	John C. Popeo
	Title:	Treasurer and Chief Financial Officer